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                                                                    EXHIBIT 16.1


Letter of BDO Seidman, LLP appears


July 31, 2000


Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549


Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K/A for the event that occurred on June 22, 2000, to be filed by our former client, American International Industries, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.


Very truly yours,
/s/ BDO Seidman, LLP